Second Quarter 2023 Earnings Release Conference Call
August 2, 2023
Paretosh Misra – Terex Corporation – Investor Relations

Good morning and welcome to Terex Corporation’s (“Terex” or “Company”) second quarter 2023 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined by John Garrison, Chairman and Chief Executive Officer, and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by question-and-answer.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information we believe is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thank you, Paretosh, and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. I would like to begin by thanking all Terex team members around the globe for their excellent work in meeting the needs of our customers and dealers and for their continued commitment to safety. Our Zero Harm safety culture extends across everything we do. It is our first priority and primary responsibility to create a Zero Harm environment for our team members, who think safe, work safe, and go home safe every single day.

Please turn to slide 4 to review our outstanding second quarter financial results. This quarter the team delivered: sales of $1.4 billion, up 30% from last year; operating margins of 15%, an expansion of 540 basis points from the prior year; and earnings per share (“EPS”) of $2.35, more than doubled on a year-over-year basis. As a result of the strong execution by our team members in the first half of the year and robust backlog across our businesses, we are raising the full year outlook to approximately $7.00 per share.

Please turn to slide 5. Terex is well positioned to capitalize on several megatrends that are expected to drive continued growth in the coming years. Across the globe the public and private sectors have made significant infrastructure investments, which are critical to support economic growth and meet the needs of increasing population and urbanization. Global annual spending on infrastructure is approximately $5 trillion. The United States is starting to modernize infrastructure after decades of underinvestment and the Infrastructure Investment and Jobs Act alone is expected to drive $550 billion of additional spending over 5 years. Both our segments are well positioned to benefit from accelerating infrastructure spending. For example, our Powerscreen and Finlay brands have leading positions in global mobile crushing and screening markets that will benefit from growth in the demand for aggregates. Terex Utilities offers a wide portfolio of products well-positioned to capitalize on the investments needed to enhance the electric grid, and our Genie booms, scissors and telehandlers are essential components of any infrastructure project. In addition, the CHIPS Act and the Inflation Reduction Act are expected to generate more than $600 billion of spending related to digitization, chip manufacturing, clean energy and onshoring over the next several years. In fact, manufacturing spending in the United States is up 56% in the last twelve-month period, as multi-billion-dollar and multi-year investments related to semiconductor manufacturing, clean energy, and electric vehicle battery projects are beginning. Our Genie business will benefit from growth in data warehousing and chip manufacturing onshoring projects, while Terex Utilities has leading capabilities in place to support strengthening demand from clean energy related electrification initiatives. Further, waste disposal and recycling regulations are becoming more stringent globally in response to increasing focus on sustainability. Our Materials Processing (“MP”) brands including Ecotec, CBI, and Terex Washing Systems are at the forefront of the market, providing customers with innovative recycling solutions. We are excited about the opportunities ahead for Terex to capitalize on these megatrends by delivering innovative products and solutions for our customers.

Please turn to slide 6 to review our backlog. For more than two years we have been constrained in our ability to increase deliveries due to supply chain challenges. Our backlog of $3.7 billion remains significantly above historic levels and is the second highest backlog for Q2 in recent history. Customer and dealer pushouts and cancellations remain minimal. Consolidated Q2 bookings remained healthy at $1 billion, which is consistent with last year. Our backlog demonstrates the strength of our end markets, supports our improved outlook and gives us visibility into early 2024. In addition, elevated customer fleet ages and low dealer inventory levels continue to support demand. In our Genie business, the industry replacement cycle is still ahead of us, and we are not at pre-pandemic levels, which creates an opportunity for future growth. In our MP segment our bookings were up 9% year-over-year.

Turning to slide 7 for an update on our strategic operational priorities. We continue to make strong progress on our Execute, Innovate and Grow strategic initiatives. Our operations teams had excellent execution during the second quarter, allowing us to improve deliveries to our customers and increase sales by 30%. Supply chain performance did improve during the quarter, but we continued to experience lingering supply chain disruptions in the system. Our team members reduced our hospital inventory levels by half and our persistent focus on cost reduction and productivity improvements contributed to a margin improvement of 540 basis points. Our work on the permanent Genie facility in Monterrey, Mexico remains on time and on budget. In Q2 we made good progress and continued to transfer product lines to the new permanent facility, with a focus on two telehandler lines. We started production of one model in early April, which was followed by the second model in May as planned. In the coming quarters we anticipate additional product moves from other factories in our network. We also expect our inhouse paint system to be operational in the second half of the year. While the new plant will have significant long-term benefits, the ongoing process will result in short-term manufacturing inefficiencies, which the Genie team is working hard to overcome. Our investments in the development of superior performing, environmentally friendly new products, will also help us to deliver on our growth plans. I want to congratulate our Genie team members for winning the 2023 IAPA sustainability award, a strong recognition for their contribution to reduce carbon emissions and improve energy efficiency.

Turning to slide 8 to review some examples of purposeful innovation. The Fuchs Material Handling machines are capable of working in a wide range of applications. For example, our Fuchs team recently launched a new model focused on forestry and tree care at the Ligna trade show in Germany. The global demand for waste recycling solutions is increasing, driven by regulatory and societal changes. Terex Washing Systems recently developed an innovative solution to process hydrovac waste into products that generate revenue for our customers, while recycling water and reducing waste disposal. We see a bright future ahead for our environmental businesses by leveraging existing competencies and capitalizing on attractive market opportunities.

Please turn to slide 9. We are committed to our Environmental, Social and Governance (“ESG”) program that will deliver value for all stakeholders. During each quarterly investor call, we feature one of the pillars of our ESG strategy. This quarter, we are highlighting governance. At Terex, we are proud of our firm commitment to strong governance practices. We have an engaged, experienced, diverse and independent Board of Directors, committed to maintaining strong governance practices. We also maintain extensive shareholder engagement. We conduct an annual Say-on-Pay vote and a substantial portion of executive compensation is directly linked to company performance. Our Board of Directors also provides oversight for our sustainability efforts. We are firmly committed to protecting our reputation by making decisions and taking actions that align with our Terex Way Values and the framework outlined in our Code of Ethics.

Please turn to slide 10. We continue to operate in a challenging environment with macroeconomic and supply chain uncertainties. We remain diligent in monitoring credit and interest rate market conditions that continue to evolve. We saw improvement in supply chain during the quarter. Our team was able to reduce, but not eliminate, our hospital inventories, which indicates that we are not back to pre-pandemic levels. Additionally, inflationary pressures are moderating, but overall, our costs continue to increase. I am confident in the team’s ability to continue to adapt and overcome the macroeconomic challenges we have been facing. And, with that, let me turn it over to Julie.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John, and good morning, everyone. Let’s take a look at our second quarter financial performance found on slide 11. We demonstrated excellent execution in a dynamic environment. Sales of $1.4 billion were up 30% year-over-year on higher volume and improved price realization necessary to mitigate rising costs. Sales in constant currency were up 31%, as foreign currency translation negatively impacted sales by $10 million or approximately 1%. Gross margins increased by 460 basis points in the quarter as volume, pricing, improved manufacturing efficiencies and strict expense discipline helped to offset cost inflation. Selling, general, and administrative expenses (“SG&A”) increased over the prior year due to inflation, incremental spend on new acquisitions and increased marketing, engineering and technology expenses. SG&A was 9.5% of sales, a decrease of 60 basis points from the prior year, due to strict expense management and higher sales. Compared to last year, income from operations of $210 million more than doubled, operating margin of 15% was up 540 basis points, and our incremental margin was 33%. Interest and other expense of $18 million increased $3 million from the prior year due to unfavorable mark-to-market expenses on third-party investments and higher interest rates. The second quarter global effective tax rate was 16.7% due to the reversal of a valuation allowance. Second quarter EPS of $2.35 more than doubled, representing a $1.28 improvement over last year. This strong performance was driven by increased volume, disciplined pricing and continued cost management. This quarter includes an unfavorable EPS impact of $0.03 from foreign exchange translation. Free cash flow for the quarter was $135 million, representing a significant improvement over the prior year. I will discuss free cash flow later in more detail.

Let’s look at our segment results, starting with our MP segment found on slide 12. MP had yet another excellent quarter with consistently strong operational execution. Sales of $577 million increased 20% compared to the second quarter of 2022, with healthy demand for our products across multiple businesses. On a foreign exchange neutral basis, sales were up 22%. MP operating profit increased 23% over the prior year, driven by higher sales volumes, favorable product and geographic mix, improved manufacturing efficiencies and disciplined cost management with strong operating margins of 17%. Bookings were up 9% over the prior year. MP ended the quarter with backlog of $1.1 billion. The backlog remains robust and is approximately 2.5 times historical norms.

On slide 13 see our Aerial Work Platforms (“AWP”) segment financial results. AWP had an outstanding quarter with sales of $825 million, up 38% compared to the prior year on higher demand, disciplined pricing actions to offset cost pressures, improved supply chain and a reduction of our hospital inventories. AWP more than doubled their operating profit and delivered operating margins of 16.2% in the quarter, up 850 basis points from last year with an incremental margin of 38%. The improvement was the result of higher sales volumes, favorable geographic mix, cost reduction initiatives and manufacturing efficiencies offsetting increasing costs. Bookings of $513 million were at a healthy level and AWP has a strong backlog of $2.7 billion.

Please see slide 14 for an overview of our disciplined capital allocation strategy. Terex is in an excellent financial position and our strong balance sheet provides us with financial flexibility to invest in our future growth. Free cash flow for the quarter was $135 million compared to $44 million a year ago. The $91 million year-over-year improvement in free cash flow was due to increased operating profit and the sale of our Oklahoma City facility. Hospital inventory at the end of second quarter was $23 million, a decrease of $25 million from the first quarter of the year thanks to the hard work of our team members. We continued to invest in our business with capital expenditures and investments of $25 million, which was more than offset by $33 million in proceeds from the sale of our Oklahoma City facility. In July, we announced a 13% increase in our dividend to $0.17. This follows a 15% increase we announced earlier this year. The combined increases put our dividend 31% above last year and reflect our continued confidence in the Company’s strong financial position and future prospects. We repurchased $31 million of shares in the second quarter. We have fully offset dilution associated with incentive comp for the year and have $159 million remaining on our share repurchase program. We continue to believe Terex shares are an attractive investment and we intend to take advantage of market dislocations. We have no debt maturities until 2026 and 82% of our debt is at a fixed rate of 5% until the end of the decade. Our net leverage remains low at 0.7 times, which is well below our 2.5 times target through the cycle. We have ample liquidity of $763 million and we reported a return on invested capital of 28.2%. The Company is in an excellent position to execute our plan and grow the business.

Now turning to slide 15 and our updated full-year outlook. It is important to realize we are operating in a challenging macro environment with many variables and geopolitical uncertainties, so results could change, negatively or positively. With that said, this updated outlook represents our best estimate as of today. Thanks to the strong performance of our team members and robust backlog, we are raising our 2023 outlook to approximately $7.00 per share. Our increased sales outlook of approximately $5.1 billion incorporates the latest dialogue with our customers and our suppliers. Our sales in the second half of the year are expected to be lower than the first half due to normal production seasonality and lingering supply chain constraints. We have increased our operating margin outlook to approximately 13%. This reflects our excellent performance in the first half of the year, continued robust backlog, the latest information from our supply chain, cost out benefits and continued strict expense management, partially offset by cost increases and manufacturing inefficiencies related to the product transfers in our Genie network. We expect improved free cash flow in the second half of the year and we are raising our outlook to approximately $375 million due to higher earnings.

Let’s take a look at our updated segment outlook. Based upon MP’s continued strong execution, we are increasing our sales outlook to approximately $2.2 billion at an operating margin of approximately 16%. We expect MP sales and margins to be relatively consistent for the remainder of 2023. The AWP team has increased their factory output and as a result, we are increasing our sales outlook to approximately $2.9 billion. Incorporating the increased volumes, the team’s cost reduction activities, pricing actions, and improved manufacturing efficiencies, we are raising our full-year operating margin outlook to approximately 13.8%. We anticipate AWP sales in the second half to be lower than first half due to fewer production days and lingering supply chain constraints. AWP’s strong margins in the second half of the year are expected to be negatively impacted by lower seasonal volumes, cost increases and manufacturing inefficiencies related to scheduled production moves to our Monterrey facility. And, with that said, I will turn it back to you, John.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thanks Julie, turning to slide 16 to conclude my prepared remarks. Terex is well positioned for growth to deliver value for our stakeholders in 2023 and beyond because: we participate in strong end markets including infrastructure, electrification, and environmental; we’ll continue to execute our disciplined capital allocation strategy while investing in new products and manufacturing capabilities, along with strategic, inorganic growth; we have demonstrated resiliency and adaptability in a challenging environment; and, we have great team members, businesses, strong brands and strong market positions. And with that, let me turn it back to Paretosh.

Paretosh Misra – Terex Corporation – Investor Relations

Thanks, John. As a reminder, during the question-and-answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions. Operator.

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